CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.11

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                SUPPLY AGREEMENT

                                     BETWEEN

                        CATALYTICA PHARMACEUTICALS, INC.

                                       AND

                        IDEC PHARMACEUTICALS CORPORATION

                                                CONFIDENTIAL TREATMENT REQUESTED

                                SUPPLY AGREEMENT

       THIS SUPPLY AGREEMENT is made effective as of this ____ day of August, 2001, by and between IDEC PHARMACEUTICALS CORPORATION, a corporation organized under the laws of the State of Delaware and having a place of business at 3030 Callan Road, San Diego, California 92121 ("Customer") and CATALYTICA PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware and having a place of business at US 13/NC 11, Greenville, North Carolina 27834 ("Catalytica") (each individually a "Party" and collectively the "Parties").

                                   WITNESSETH:

       WHEREAS, Customer wishes to distribute commercially a certain pharmaceutical product known as ibritumomab tiuxetan ("Zevalin") in finished dosage form for human use;

       WHEREAS, Catalytica has the experience, personnel, facilities, and expertise necessary to perform chemical and pharmaceutical development, manufacturing, packaging, analytical testing and quality assurance services for the manufacturing, labeling and packaging of such product for sale to Customer;

       WHEREAS, Customer desires Catalytica to perform such services and sell such product to Customer and Catalytica desires to perform such services and sell such product to Customer, all on the terms and conditions set forth in this Agreement;

       WHEREAS, the Parties desire to negotiate in good faith to attempt to achieve a broader strategic alliance with respect to the commercialization of Zevalin; and

       NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

       The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

       1.1 "ACQUISITION COST" shall mean the actual invoiced price paid by either Party to any Third Party for acquiring IDEC Ingredients or Excipients hereunder, including, but not limited to, shipping and handling costs and customs duties incurred and paid by such Party to any Third Party in connection with the acquisition of IDEC Ingredients or Excipients, as the case may be.

       1.2 "IDEC INGREDIENTS" shall mean, with respect to the Product, [CONFIDENTIAL TREATMENT REQUESTED].

                                        2
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                                                          CONFIDENTIAL TREATMENT

       1.3 "AFFILIATE" shall mean any corporation or non-corporate entity which directly or indirectly controls, is controlled by, or is under common control with a Party. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

       1.4 "AGREEMENT" shall mean this Supply Agreement, including any exhibits, supplements and modifications approved in writing by appropriate corporate officers of each of the Parties.

       1.5 "APPLICABLE LAWS AND REGULATIONS" shall mean all federal, state, and local laws, regulations and guidelines of the United States or the European Union ("EU") that apply to the services being provided by Catalytica under this Agreement, including, without limitation, the requirements of the U.S. Food and Drug Administration and other United States and EU governmental authorities which may be applicable, as such requirements may be amended from time to time, as well as those laws, regulations and guidelines of any other jurisdiction mutually agreed by the Parties in a supplement hereto.

       1.6 "BATCH" shall mean any of the following: (a) a development/clinical trial batch of Product; (b) a Validation Batch; or (c) with respect to Product, either (i) a specifically defined batch or (ii) any other size batch as agreed to by Catalytica and Customer, as applicable.

       1.7 "CONFIDENTIAL INFORMATION" shall mean all information, data, know-how and all other business, technical and financial data disclosed hereunder by one Party or any of its Affiliates to the other Party or any of its Affiliates, except any portion thereof which:

       (a)   at the time of disclosure, is the subject of the public knowledge;

       (b) after disclosure, becomes part of the public knowledge by publication or otherwise, except by breach of this Agreement by the recipient;

       (c) the recipient can demonstrate by its written records that were in the recipient's possession at the time of such disclosure, and which was not acquired, directly or indirectly, from the disclosing party;

       (d) was lawfully disclosed to the recipient on a non-confidential basis by a Third Party who is not obligated to the disclosing Party or any other Third Party to retain such Confidential Information in confidence;

       (e) results from research and development by the recipient independent of such disclosure as shown by competent written evidence; or

       (f)   is required to be disclosed by legal process; PROVIDED, in each case the Party so disclosing information timely informs the other Party and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other Party to attempt by appropriate legal means to limit such disclosure.
                                        3
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                                                CONFIDENTIAL TREATMENT REQUESTED

       Written Confidential Information shall be identified by the disclosing Party as being confidential by stamping the cover pages of such information "Confidential." Confidential Information disclosed orally, visually and/or in another tangible form shall be identified by the disclosing Party to the receiving Party as confidential at the time of such disclosure and confirmed to the receiving Party within thirty (30) days after such disclosure in a writing marked "Confidential."

       1.8 "CONTRACT QUARTER" shall mean each period of three (3) successive calendar months during each Contract Year, the first Contract Quarter commencing on the first day of the first Contract Year.

       1.9 "CONTRACT YEAR" shall mean the period of twelve (12) successive calendar months commencing on the first day of the month of the first Delivery Date, PROVIDED that the first Delivery Date shall be [CONFIDENTIAL TREATMENT REQUESTED], and each successive twelve (12) month period thereafter.

       1.10 "COORDINATOR" OR "COORDINATORS" shall mean that authorized representative and backup representative appointed respectively by Customer and Catalytica hereunder who shall be responsible for the exchange of all communications of proprietary and non-proprietary information other than legal notices and activities covered by the Quality Agreement (as defined below), related to the manufacturing, testing, labeling and packaging of the Product.

       1.11 "CURRENT GOOD MANUFACTURING PRACTICES OR cGMP" shall mean current Good Manufacturing Practice regulations, directives, and guidelines established by: (i) regulations promulgated under the Federal Food, Drug and Cosmetic Act, including 21 C.F.R. Parts 210 and 211 and 600, and (ii) the Guide to Manufacturing Practice for Medicinal Products under European Directives, as all of such regulations, guidelines and directives may be amended from time to time.

       1.12 "CUSTOMER'S BLA" shall mean Customer's biologics license application ("BLA") relating to the formulation of the Product or any amendments, and any supplements to such BLA as may be filed during the term hereof.

       1.13 "DELIVERY DATE" shall mean a date for which delivery of Product is stated in a Purchase Order.

       1.14 "DRUG PRODUCT COMPONENT SPECIFICATIONS" shall mean the specifications for the IDEC Ingredients and Excipients (collectively, the "Drug Product Components") which will be attached hereto as Exhibit 2 and made a part hereof, as determined in accordance with the analytical methodology set forth therein, as such specifications may be amended from time to time by mutual agreement of the Parties.

       1.15 "EFFECTIVE DATE" shall mean the date appearing at the beginning of this Agreement.

       1.16 "EXCIPIENTS" shall mean the raw materials, other than IDEC Ingredients, required to manufacture the Product in accordance with the Product Specifications.

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                                                CONFIDENTIAL TREATMENT REQUESTED

       1.17 "FACILITY" shall mean Catalytica's SPO-South production facility located at the intersection of US 13 and NC 11 with US 264 By-Pass in Greenville, North Carolina or such other manufacturing facilities mutually agreed upon in writing by the Parties.

       1.18 "FD&C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

       1.19 "FDA" shall mean the United States Food and Drug Administration, or any successor entity.

       1.20 "FIRST COMMERCIAL SALE" shall mean the first commercial sale of the Commercial Drug Product by Customer or its Affiliates in the Territory following Product Approval.

       1.21 "INITIAL TERM" shall have the meaning set forth in Section 10.1 hereof.

       1.22   "KIT" shall mean a Labeled Kit or an Unlabeled Kit.

       1.23 "LABELED KIT" shall mean [CONFIDENTIAL TREATMENT REQUESTED]. The term "Kit component" shall mean any [CONFIDENTIAL TREATMENT REQUESTED].

       1.24   "LABELED IMAGING KIT" shall mean [CONFIDENTIAL TREATMENT
REQUESTED].

       1.25 "LABELED THERAPEUTIC KIT" shall mean [CONFIDENTIAL TREATMENT REQUESTED].

       1.26 "MATERIAL SUPPLY FAILURE" shall mean: [CONFIDENTIAL TREATMENT REQUESTED].

       1.27 "PACKAGING SPECIFICATIONS" shall mean the packaging and labeling specifications for the Product which will be attached hereto as Exhibit 3 and made a part hereof, as such specifications may be amended from time to time by mutual agreement of the Parties.

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                                                CONFIDENTIAL TREATMENT REQUESTED

       1.28 "PARTIAL BATCH" shall mean that portion of a Batch of Product which is less than all of any specifically defined Batch or less than all of any other size Batch as agreed to by Catalytica and Customer, as applicable.

       1.29   "PRODUCT" shall mean the [CONFIDENTIAL TREATMENT REQUESTED].

       1.30   "PRODUCT APPROVAL" shall mean (i) final approval of Customer's
BLA by the FDA with respect to Product to be marketed in the United States; (ii) final approval of all applicable authorities of the EU as well as its component countries if so required, of all filings necessary with respect to Product to be marketed in the EU; or (iii) as to any other country or jurisdiction mutually agreed by the Parties, approval by any national, supra national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the lawful manufacture, distribution, use, import, export or sale of such Product in such country.

       1.31 "PRODUCT PRICE" shall mean the price set forth in Exhibit 1 attached hereto and made a part hereof, as such price may be amended from time to time during the Initial Term or any renewal term.

       1.32 "PRODUCT SPECIFICATIONS" shall mean the specifications for the Product which are attached hereto as Exhibit 4 and made a part hereof, as such specifications may be amended from time to time by mutual written agreement of the Parties, including without limitation such amendments as may be required to obtain Product Approval.

       1.33 "PURCHASE ORDER" shall have the meaning set forth in Section 7.1 hereof.

       1.34 "QUALITY AGREEMENT" shall mean the Intercompany Quality Agreement, as further defined in Section 5.5, and attached hereto as Exhibit 5 as well as any amendments and/or any addendum thereto or any separate intercompany quality agreement entered into pursuant to SECTION 5.6 hereof.

       1.35 "SECONDARY PACKAGING COMPONENTS" shall mean packaging components other than vials, stoppers and aluminum caps.

       1.36 "SPECIFICATIONS" shall mean the Product Specifications and the Packaging Specifications.

       1.37   "TERRITORY" shall mean the United States of America.

       1.38 "THIRD PARTY" shall mean any party other than Customer, Catalytica and their respective Affiliates.

       1.39   "UNLABELED KIT" shall mean [CONFIDENTIAL TREATMENT REQUESTED].

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                                                CONFIDENTIAL TREATMENT REQUESTED

       1.40 "VALIDATION ACTIVITIES" shall mean those activities, as required by cGMP, that shall be performed by Catalytica prior to the First Commercial Sale including, but not limited to, qualification of facilities, laboratories, equipment, computers and utilities, process qualification, qualification of physical and analytical test methods, preparation of validation technical reports, cleaning validation, and manufacturing of Validation Batches.

       1.41 "VALIDATION BATCHES" for a dosage form shall mean those batches manufactured by Catalytica during the course of the Validation Activities.

                                    ARTICLE 2
                          SALE AND PURCHASE OF PRODUCT

       2.1   [CONFIDENTIAL TREATMENT REQUESTED].

       2.2 DEVELOPMENT/CLINICAL TRIALS PRODUCT. Catalytica agrees to supply sufficient quantities of Product as requested by Customer for pre-clinical activities and clinical trials or other developmental activities in accordance with the prices set forth in Exhibit 1 hereto, subject to adjustment as set forth in Section 8.2 hereof. Any such quantities of Product purchased by Customer from Validation Batches shall be included in the calculation of [CONFIDENTIAL TREATMENT REQUESTED] Kits.

       2.3   [CONFIDENTIAL TREATMENT REQUESTED].

       (a)   ADVERSE REGULATORY ACTION. [CONFIDENTIAL TREATMENT REQUESTED]

       (b) BUSINESS INTERRUPTION INSURANCE. Customer shall attempt to obtain business interruption insurance relative to Catalytica's production of Product, which business interruption insurance shall be substantially similar to that obtained by Customer in respect of other transactions of this magnitude and shall be satisfactory to Customer in its sole discretion. [CONFIDENTIAL TREATMENT REQUESTED]

       (c)   [CONFIDENTIAL TREATMENT REQUESTED]

       (d)   [CONFIDENTIAL TREATMENT REQUESTED]

                                    ARTICLE 3
                                  COORDINATORS

       Within ten (10) days after the Effective Date hereof, Customer and Catalytica shall each appoint an authorized representative and a backup representative ("Coordinators") who will be responsible for the exchange of all communications of proprietary and non-proprietary information other than legal notices and activities covered by the Quality Agreement (as defined in Section
5.6 hereof), related to the manufacturing, testing, labeling and packaging of the Product. Each such Party shall provide notice to the other Party as to the name and title of the individuals so appointed. Each Party may replace its Coordinators with qualified personnel at any time for any reason by providing written notice to the other Party in accordance with Section 19.10 hereof. The Coordinators shall conduct quarterly meetings in person or by such other

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                                                CONFIDENTIAL TREATMENT REQUESTED

means as the Parties may so agree, to review project progress, any developments regarding appropriate inventory levels, manufacturing, testing, labeling, or packaging of Product, including cGMP compliance matters, and efforts to expedite the quality assurance/quality control process. The Coordinators shall negotiate in good faith to reach agreement as to all such matters. A written report of meetings shall be prepared on an alternating basis by the assigned Coordinator of each of the Parties and promptly distributed to the Coordinator for the other Party hereto.

                                   ARTICLE 4
                EQUIPMENT; IDEC INGREDIENTS; EXCIPIENTS; ARTWORK

       4.1 EQUIPMENT. Catalytica shall be responsible for purchasing, installing, and qualifying at its facility any and all appropriate new or used dedicated equipment, molds, and tooling necessary for the manufacturing, packaging, and labeling of the Product, provided that [CONFIDENTIAL TREATMENT REQUESTED] Catalytica shall be responsible for scheduling and performing routine maintenance, calibration, and servicing of such equipment so long as such equipment remains at Catalytica's facility. Catalytica shall maintain appropriate written records of such maintenance and service activities as required by all Applicable Laws and Regulations, together with a current inventory of all equipment [CONFIDENTIAL TREATMENT REQUESTED] Notwithstanding the forgoing, in the event that Catalytica purchases used equipment as provided hereunder, Catalytica shall obtain from the seller of such used equipment, sufficient documentation to demonstrate that any and all product residuals have been removed or obliterated. In the event that Catalytica determines that it is necessary to purchase equipment previously used in the manufacture of antibiotics, cytotoxics or other sensitizing compounds, such purchase shall occur [CONFIDENTIAL TREATMENT REQUESTED].

       4.2 IDEC INGREDIENTS SUPPLY. As soon as possible after submitting each Purchase Order for Product [CONFIDENTIAL TREATMENT REQUESTED], Customer shall provide to Catalytica sufficient quantities of IDEC Ingredients, [CONFIDENTIAL TREATMENT REQUESTED], necessary for Catalytica to manufacture Product hereunder, as well as applicable certificates of analysis. In the event Customer is unable to provide such IDEC Ingredients [CONFIDENTIAL TREATMENT REQUESTED]. Upon request by Catalytica, Customer shall promptly send Catalytica all reference standards relating to the IDEC Ingredients developed by or for Customer. Customer shall ensure that all imported IDEC Ingredients or other materials supplied to Catalytica by or on behalf of Customer comply with all applicable laws and regulations relating to the import of such IDEC Ingredients and materials and receive all required governmental and regulatory approvals, including without limitation customs and FDA approvals. Catalytica shall receive the IDEC Ingredients and use product tracking, identification and inventory procedures in accordance with all Applicable Laws and Regulations.

       4.3 TITLE TO IDEC INGREDIENTS SUPPLIED BY CUSTOMER. Customer shall retain title to all IDEC Ingredients and accompanying documentation supplied to Catalytica.

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                                                CONFIDENTIAL TREATMENT REQUESTED

       4.4 EXCIPIENTS SUPPLY. Catalytica shall, [CONFIDENTIAL TREATMENT REQUESTED], supply Excipients for the Product as well as all other materials required to manufacture, test, package, label and release the Product, with the exception of IDEC Ingredients.

       4.5 ARTWORK. [CONFIDENTIAL TREATMENT REQUESTED], Customer shall provide at no cost to Catalytica, in a format mutually agreed upon by the Parties, digital artwork for all packaging components to be used in the manufacture of the Product, which artwork shall meet the Packaging Specifications. Notwithstanding the foregoing, the Parties shall cooperate and use their best commercial efforts to finalize and expeditiously utilize for packaging any artwork needed for the initial commercialization of the Product.

                                   ARTICLE 5
                  WARRANTIES; SPECIFICATIONS; QUALITY AGREEMENT

       5.1   WARRANTIES BY CATALYTICA.

       (a) Catalytica warrants to Customer that the Product prior to and at the time of sale and shipment by Catalytica, (1) will conform to the Specifications, as then in effect, (2) will have been formulated, manufactured, stored, tested, labeled and shipped in accordance with cGMP, and all Applicable Laws and Regulations, and as set forth in the Certificate of Compliance and Certificate of Analysis for such Product (provided in accordance with the Quality Agreement) and (3) will not be (i) adulterated or misbranded by Catalytica within the meaning of the FD&C Act, or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act, or (iii) an article that fails to comply with all Applicable Laws and Regulations.

       (b) Catalytica warrants that the Facility has been adequately designed, qualified and maintained, and that Catalytica has appropriate licenses, permits and authorizations, including without limitation a CBER facility license, from applicable federal, state and local authorities such that Catalytica may carry out its obligations under this Agreement. Catalytica further warrants that it has an adequate number of employees with requisite training, education and experience required by cGMP, and that all persons performing the services under this Agreement have not been debarred under section 306 of the FD&C Act, and that it is in compliance with all Applicable Laws and Regulations. Catalytica further represents and warrants that to the best of its knowledge the performance of its services hereunder will not infringe any patent or other intellectual property right of any Third Party.

       5.2   DISCLAIMER BY CATALYTICA. [CONFIDENTIAL TREATMENT REQUESTED]

       5.3 WARRANTIES BY CUSTOMER. Customer warrants that, at the time it releases or causes to be released the IDEC Ingredients to Catalytica for use in the manufacture of the Product, the IDEC Ingredients shall meet the Drug Product Component Specifications and shall be suitable for use in the manufacture of the Product. Customer warrants that upon delivery to Catalytica, no IDEC Ingredients constituting or being part of any shipment or other delivery now or hereafter made to Catalytica will be adulterated or misbranded within the meaning of the FD&C Act or would be an article which may not be introduced into interstate commerce under the

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                                                CONFIDENTIAL TREATMENT REQUESTED

provisions of Section 404 or 505 of the FD&C Act. Catalytica shall have no responsibility for, or liability with respect to, any Product that fails to comply with the warranties set forth in Section 5.1 hereof (i) due in whole or in part to the failure of any IDEC Ingredient to comply with the warranties set forth in this Section 5.3 or (ii) to the extent impacted or affected by IDEC's negligence or willful misconduct or IDEC's breach of this Agreement. In the event Customer ships Product outside of the United States, Customer represents and warrants that it will comply fully with all export administration and control laws and regulations of the United States government as may be applicable to the export, resale or other disposition of any Products purchased from Catalytica.

       5.4 SHELF LIFE. The Parties warrant and covenant that they shall cooperate and use commercially reasonable efforts to expedite the quality assurance/quality control process to increase the shelf life of Product with respect to those portions of the process controlled by each of the respective Parties. The Parties shall cooperate and work together in good faith to evaluate and implement changes to the Agreement needed to address difficulties associated with increasing shelf life of Product in light of regulatory adjustments to shelf life, provided, however, Catalytica shall provide Customer with Product which shall have at least the Minimum Shelf Life. [CONFIDENTIAL TREATMENT REQUESTED].

       5.5 SPECIFICATION OR SCOPE CHANGES. In the event Customer changes the Specifications, Customer shall promptly advise Catalytica in writing of such changes, and if such changes are acceptable to Catalytica, Catalytica shall promptly advise Customer as to any scheduling and/or price adjustments which may result from such changes. The Parties shall cooperate and shall make a good faith effort to implement any required changes. In the event Customer requests a change in the scope of this Agreement, Catalytica agrees to give good faith consideration to implementation of such scope change. Prior to implementation of such specification or scope changes, [CONFIDENTIAL TREATMENT REQUESTED] Specification changes will be handled by the change control procedures set forth in the Quality Agreement. Customer agrees to reimburse Catalytica for the reasonable expenses incurred by Catalytica as a result of such specification and scope changes, [CONFIDENTIAL TREATMENT REQUESTED]. If during the term of this Agreement Customer amends or is required by law to amend the Specifications so as to render the IDEC Ingredients, Excipients and/or packaging components for the Product obsolete, Customer shall purchase from Catalytica [CONFIDENTIAL TREATMENT REQUESTED] that amount of inventory of Excipients and packaging components so rendered obsolete, and Customer shall purchase from Catalytica [CONFIDENTIAL TREATMENT REQUESTED] that amount of inventory of Product so rendered obsolete, but only to the extent that such inventory has been purchased pursuant to agreement of the Coordinators as described below and in Article 3 hereof. The Parties shall discuss the inventory levels of packaging components, other materials (including IDEC Ingredients and Excipients), and Product at each quarterly meeting of the Coordinators, as described in Article 3 hereof, in order to establish financially reasonable levels of inventories and/or procedures for purchasing and holding components, materials and Product.

       5.6 QUALITY AGREEMENT. Catalytica and Customer have entered into a mutually acceptable Quality Agreement, a true and correct copy is attached hereto as Exhibit 5, to further detail the quality control and the quality assurance obligations and responsibilities of the Parties

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                                                CONFIDENTIAL TREATMENT REQUESTED

with respect to the manufacture of Product to be sold in the Territory ("Quality Agreement"). [CONFIDENTIAL TREATMENT REQUESTED].

                                   ARTICLE 6
                                FORECASTS; ORDERS

       6.1   FORECAST SCHEDULES.

       (a) [CONFIDENTIAL TREATMENT REQUESTED] NON-BINDING FORECAST. [CONFIDENTIAL TREATMENT REQUESTED], Customer shall deliver to Catalytica [CONFIDENTIAL TREATMENT REQUESTED], a non-binding forecast of Customer's potential purchases of Product from Catalytica hereunder ("Non-Binding Forecast"). Such Non-Binding Forecast shall be for the sole purpose of permitting Catalytica and Customer to plan scale-up activities and future purchases of capital equipment and components that may be required to fulfill such forecasts and shall not constitute an obligation of Customer to purchase the quantities of Product indicated in such forecasts. On or before each annual anniversary date of the Effective Date, Customer shall deliver to Catalytica an updated Non-Binding Forecast [CONFIDENTIAL TREATMENT REQUESTED].

       (b)   ROLLING [CONFIDENTIAL TREATMENT REQUESTED] FORECASTS.

             (i) ROLLING [CONFIDENTIAL TREATMENT REQUESTED] FORECAST. Customer shall provide Catalytica with a "Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast" as provided herein. Customer shall provide the first Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast [CONFIDENTIAL TREATMENT REQUESTED]. Customer shall update such Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast monthly.

             (ii) FIRM ORDERS. [CONFIDENTIAL TREATMENT REQUESTED] shall be considered "Firm Orders," against which Catalytica shall institute production and Customer is required to submit Purchase Orders. Firm Orders shall specify Delivery Dates for the Kits of Product included therein, and each such Delivery Date shall, when initially provided for a Firm Order, allow Catalytica [CONFIDENTIAL TREATMENT REQUESTED] in which to fill such Firm Order. The cumulative Firm Order Kit quantities included within each [CONFIDENTIAL TREATMENT REQUESTED] Firm Order period shall be one hundred percent (100%) binding on both Parties, [CONFIDENTIAL TREATMENT REQUESTED].

             (iii) SEMI-FIRM ORDERS. The [CONFIDENTIAL TREATMENT REQUESTED] shall be considered "Semi-Firm Orders". For each [CONFIDENTIAL TREATMENT REQUESTED] period of a Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast set forth below, [CONFIDENTIAL TREATMENT REQUESTED] Forecast. Notwithstanding the foregoing, during the first Contract Year, Customer shall not be bound to the [CONFIDENTIAL TREATMENT REQUESTED]. For each [CONFIDENTIAL TREATMENT REQUESTED] period of a Rolling [CONFIDENTIAL TREATMENT REQUESTED] forecast [CONFIDENTIAL TREATMENT REQUESTED].

                                                CONFIDENTIAL TREATMENT REQUESTED

         TIME PERIOD        [CONFIDENTIAL       [CONFIDENTIAL
                            TREATMENT           TREATMENT
                            REQUESTED]          REQUESTED]

         [CONFIDENTIAL      [CONFIDENTIAL       [CONFIDENTIAL
         TREATMENT          TREATMENT           TREATMENT
         REQUESTED]         REQUESTED]          REQUESTED]

         [CONFIDENTIAL      [CONFIDENTIAL       [CONFIDENTIAL
         TREATMENT          TREATMENT           TREATMENT
         REQUESTED]         REQUESTED]          REQUESTED]

         [CONFIDENTIAL      [CONFIDENTIAL       [CONFIDENTIAL
         TREATMENT          TREATMENT           TREATMENT
         REQUESTED]         REQUESTED]          REQUESTED]

       For each [CONFIDENTIAL TREATMENT REQUESTED] period of a Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast, the Product quantity obligations set forth above shall be binding as a cumulative Kit quantity over such [CONFIDENTIAL TREATMENT REQUESTED].

             (iv) CONFIRMATION OF FIRM ORDERS. Within [CONFIDENTIAL TREATMENT REQUESTED] after receiving the initial and each update for the Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast, Catalytica shall provide Customer written confirmation of Catalytica's ability to meet the Firm Order quantities included within such Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast. In addition, Catalytica shall provide Customer the scheduled dates or approximate dates of the runs for the [CONFIDENTIAL TREATMENT REQUESTED] covered by such Rolling [CONFIDENTIAL TREATMENT REQUESTED] Forecast.

             (v) Customer shall use reasonable efforts to forecast Product needs on a reasonably uniform basis throughout each Contract Year. [CONFIDENTIAL TREATMENT REQUESTED]

       (c) ROLLING [CONFIDENTIAL TREATMENT REQUESTED] OPERATIONS SCHEDULE. Customer and Catalytica shall collaborate in good faith to maintain an ongoing "Rolling [CONFIDENTIAL TREATMENT REQUESTED] Operations Schedule", which shall be provided by Catalytica on a monthly basis commencing [CONFIDENTIAL TREATMENT REQUESTED] and shall cover a period of approximately [CONFIDENTIAL TREATMENT REQUESTED]. The Rolling [CONFIDENTIAL TREATMENT REQUESTED] Operations Schedule shall include (i) dates or approximate dates on which Customer shall ship IDEC Ingredients to Catalytica, (ii) size or approximate size of IDEC Ingredients;
(iii) dates or approximate dates on which Catalytica will manufacture and fill Batches of Product, (iv) dates or approximate dates for Customer release of Product, (v) scheduled dates or approximate dates upon which Kits or Kit components shall be labeled, (vi) size or approximate size of Kits of Product,
(vii) dates or approximate dates upon which Kits or

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                                                CONFIDENTIAL TREATMENT REQUESTED

Unlabelled Kit components will be packaged and shipped, (viii) destination for shipment of Kits of Product and (ix) current inventory schedules for each Kit component. The Rolling [CONFIDENTIAL TREATMENT REQUESTED] Operations Schedule shall be used by the Parties for planning and coordination, and the Parties shall communicate and cooperate in good faith to ensure that such document is as accurate and up-to-date as possible.

       (d) NOTIFICATIONS REGARDING [CONFIDENTIAL TREATMENT REQUESTED] AND [CONFIDENTIAL TREATMENT REQUESTED]. The Parties shall use good faith to determine the [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] obligations applicable to particular periods under Section (b) (ii) and (b) (iii) above. If either Party hereto determines that the other Party may breach an obligation related to the [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] the Party who makes such determination shall notify the other Party as soon as reasonably practicable. The Party who is believed to be in danger of breaching its obligation hereunder shall be provided a reasonable opportunity to correct its forecast, schedule, or other intended course of action so that it may avoid such breach, and the other Party hereto shall use reasonable efforts to allow and accommodate such correction. In the event that the Parties disagree on the calculation of the [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] applicable to [CONFIDENTIAL TREATMENT REQUESTED] time period, the Parties shall negotiate in good faith to resolve any such disagreement.

       6.2   [CONFIDENTIAL TREATMENT REQUESTED]

       (a)   [CONFIDENTIAL TREATMENT REQUESTED].

             (i) In the event that Customer does not meet its [CONFIDENTIAL TREATMENT REQUESTED] for a particular [CONFIDENTIAL TREATMENT REQUESTED] period, [CONFIDENTIAL TREATMENT REQUESTED], provided, however, that Customer shall receive a credit for components purchased during such [CONFIDENTIAL TREATMENT REQUESTED] period in accordance with Section 7. Each Kit of Product shall be valued at [CONFIDENTIAL TREATMENT REQUESTED]. Catalytica shall, within [CONFIDENTIAL TREATMENT REQUESTED] following the end of each [CONFIDENTIAL TREATMENT REQUESTED] Firm Order period, invoice Customer for any amounts owed under this Section 6.2(a)(i). Customer shall pay such invoice within [CONFIDENTIAL TREATMENT REQUESTED] of the date of receipt thereof. If Customer has been given credit for the purchase of any Kits or Kit components during any [CONFIDENTIAL TREATMENT REQUESTED] period, such credit shall be applicable to that [CONFIDENTIAL TREATMENT REQUESTED] period.

             (ii) Notwithstanding the foregoing, Customer may, with Catalytica's consent, which shall not be unreasonably withheld, substitute another Customer product that has been developed, tested, manufactured and marketed by Customer in order to meet the [CONFIDENTIAL TREATMENT REQUESTED] hereunder; PROVIDED, HOWEVER, that (A) any such substitute product is reasonably comparable to the Product and the timing requirements of any substitute Product are practicable, (B) [CONFIDENTIAL

                                                CONFIDENTIAL TREATMENT REQUESTED

       TREATMENT REQUESTED], and (C) the Parties shall negotiate in good faith to determine (i) that price will be paid to Catalytica for such substituted product, and (ii) the extent to which the quantities of substituted product shall be deemed to substitute for the Product included in Firm Orders and/or Semi-Firm Orders hereunder.

       (b) [CONFIDENTIAL TREATMENT REQUESTED]. For each relevant [CONFIDENTIAL TREATMENT REQUESTED] period, Catalytica shall be obligated to supply up to the [CONFIDENTIAL TREATMENT REQUESTED] of Product, as further described in Section 6.1(b)(ii) and (b) (iii) above. In the event that Customer presents total Firm Orders or Semi-Firm Orders for Product for a particular [CONFIDENTIAL TREATMENT REQUESTED] period that exceed the [CONFIDENTIAL TREATMENT REQUESTED] specified in Section 6.1(b)ii or (b)iii above, Catalytica shall use its commercially reasonable efforts to supply the excess quantity by adjusting its schedules and making any other commercially reasonable accommodations. If Catalytica is able to supply such excess quantity, the parties shall agree in writing on a new [CONFIDENTIAL TREATMENT REQUESTED] for such time period.

       (c) BATCH FAILURES. In the event that any run results in nonconforming Product for which Catalytica bears liability under the Agreement, such failed Batch shall be counted in determining whether the [CONFIDENTIAL TREATMENT REQUESTED] has been met hereunder, but such failed Batch shall not be counted in determining whether the [CONFIDENTIAL TREATMENT REQUESTED] has been exceeded hereunder.

                                    ARTICLE 7
                         PURCHASE OF PRODUCT; DELIVERIES

       7.1 PURCHASE ORDERS. Except to the extent the Parties may otherwise agree with respect to a particular shipment, the Product shall be ordered by Customer pursuant to written purchase orders (a "Purchase Order"), which shall be sent to Catalytica [CONFIDENTIAL TREATMENT REQUESTED] specified in such Purchase Orders. [CONFIDENTIAL TREATMENT REQUESTED]. Upon receipt by Catalytica of each Purchase Order hereunder which conforms in substance and procedure to the requirements of this Agreement, which Purchase Order may, but is not required to specify Labeled Kit components by lot number, Catalytica shall supply and deliver Product in accordance with such Purchase Order and this Agreement. If such Purchase Order identifies Labeled Kit Components by lot number, Catalytica shall, [CONFIDENTIAL TREATMENT REQUESTED], notify Customer as to whether Catalytica agrees with such identification. Notwithstanding Customer's rights under Section 7.5 hereof, if Catalytica determines that [CONFIDENTIAL TREATMENT REQUESTED] any requested delivery of Product will be delayed [CONFIDENTIAL TREATMENT REQUESTED] beyond the Delivery Date set forth in the Purchase Order, Catalytica shall so advise Customer, and as to any delayed delivery which results from an Unexcused Failure, Catalytica shall use its best commercial efforts to deliver the remaining portion of such Purchase Order quantity as quickly as possible after any such delay. As to each Purchase Order, if Labeled Kit components have not been identified by lot number, [CONFIDENTIAL TREATMENT REQUESTED], Catalytica shall identify by lot number proposed Labeled Kit components to be used in filling such Purchase Order. Customer shall have the right to approve the proposed components, which approval shall not be unreasonably

                                                CONFIDENTIAL TREATMENT REQUESTED

withheld. Except as specified above, once received by Catalytica, Purchase Orders are firm and may not be cancelled or modified without Catalytica's prior consent.

       During the initial Contract Year, in the event that Customer withdraws a Purchase Order upon [CONFIDENTIAL TREATMENT REQUESTED], Customer shall be responsible for and shall reimburse Catalytica for [CONFIDENTIAL TREATMENT REQUESTED]. Customer may withdraw a purchase order upon [CONFIDENTIAL TREATMENT REQUESTED] and Catalytica in good faith shall use commercially reasonable efforts to obtain projects or other work for the production time otherwise specified for Customer's Product. In such event, Customer shall be liable [CONFIDENTIAL TREATMENT REQUESTED].

       7.2 PURCHASE QUANTITIES. All Product shall be ordered in Labeled Kits or Unlabeled Kits, or if necessary to meet Customer's other contractual obligations, individual components. Each Purchase Order shall specify the quantity of Kits or components being ordered. Quantities actually shipped pursuant to a given Purchase Order may vary from the quantities reflected in such Purchase Order [CONFIDENTIAL TREATMENT REQUESTED] and still be deemed to be in compliance with such Purchase Order; provided, however, Customer shall only be invoiced and required to pay for the quantities of Product which Catalytica actually ships to Customer.

       7.3 DELIVERY TERMS. The terms of delivery for the Product shall be [CONFIDENTIAL TREATMENT REQUESTED] Catalytica's Greenville, North Carolina plant. Risk of loss and/or damage to the IDEC Ingredients [CONFIDENTIAL TREATMENT REQUESTED]. Title and risk of loss and/or damage to the Kits or components [CONFIDENTIAL TREATMENT REQUESTED].

       7.4 SHIPMENT; IMPORT AND EXPORT MATTERS. Catalytica shall ship the Product in accordance with the Quality Agreement to such designations chosen by Customer to the extent such shipments are permitted by Applicable Laws and Regulations related thereto. In the event Customer requests that the Product be shipped to a third party purchaser, such third party shall have all approvals under Applicable Laws and Regulations to receive, use and/or sell the Product. Customer and, as applicable, such third party purchaser will prepare, obtain, and maintain all necessary import and export registrations relating to the Product and the IDEC Ingredients. Customer represents and warrants that it will comply with all applicable import and export laws and regulations. Catalytica shall cooperate with the Customer by preparing and filing any necessary documents to support the Customer's import and export applications.

       7.5 MATERIAL SUPPLY FAILURE. In the event of a Material Supply Failure, Customer shall provide Catalytica written notification of such Material Supply Failure. Upon Customer's provision of such notice to Catalytica, [CONFIDENTIAL TREATMENT REQUESTED]

       If a Material Supply Failure occurs during the term of this Agreement, and subsequent to the occurrence of such Material Supply Failure, [CONFIDENTIAL TREATMENT REQUESTED]

       7.6 UNBALANCED ORDERING/PRODUCTION. The Parties acknowledge that Customer may ask Catalytica to produce volumes of different vial sizes or types of Product and to store such

                                                CONFIDENTIAL TREATMENT REQUESTED

vials and/or types for later incorporation into kits or for shipment in another mutually agreed form. The Parties further acknowledge that Catalytica has limited storage space for Product, that such storage (and the delay in shipping Product and receiving payment) has a cost, and that the retention of Product in storage may change performance obligations. Catalytica shall store Product, if so requested by Customer, [CONFIDENTIAL TREATMENT REQUESTED]. Pursuant to
Article 3 hereof the Parties shall in good faith establish procedures for designating Product to be stored by Catalytica, the conditions for such storage and the responsibilities and liabilities of the Parties as to Product so stored.

                                   ARTICLE 8
                   PRICE; PRICE INCREASES; ADDITIONAL PAYMENTS

       8.1 PRICE. For all Product which is the subject of Purchase Orders submitted by Customer, Customer shall pay to Catalytica the Product Price set forth in Exhibit 1 hereto, subject to adjustment as set forth in Sections 8.2 and 8.3 hereof.

       8.2 PRICE INCREASES. The Product Price may be increased [CONFIDENTIAL TREATMENT REQUESTED]

       8.3   PRICE DECREASES. [CONFIDENTIAL TREATMENT REQUESTED]

       8.4 TAXES. The Product Price set forth in Exhibit 1 does not include sales, use, consumption, or excise taxes of any taxing authority. The amount of such taxes, if any, will be [CONFIDENTIAL TREATMENT REQUESTED] at the time of shipment thereof and [CONFIDENTIAL TREATMENT REQUESTED]. Customer shall pay the amount of such taxes to Catalytica in accordance with the payment provisions of this Agreement.

       8.5 ADDITIONAL PAYMENTS. As additional consideration for Catalytica's performance of its obligations hereunder, Customer shall pay Catalytica the amounts set forth below (with all payments being due [CONFIDENTIAL TREATMENT REQUESTED] of receipt of the relevant Catalytica invoice, unless otherwise provided below). All invoices shall provide reasonable detail of services performed and costs incurred.

       [CONFIDENTIAL TREATMENT REQUESTED]

       8.6 METHOD OF PAYMENT. At the time of each shipment of Product hereunder, Catalytica shall invoice Customer, and Customer shall pay for such Product [CONFIDENTIAL TREATMENT REQUESTED] of receipt of each such invoice. All payments due hereunder to Catalytica shall be sent to Catalytica by check at the times set forth herein as Catalytica may designate to Customer from time to time in accordance with Section 19.10 hereof:

                                                CONFIDENTIAL TREATMENT REQUESTED

             Cash Management Coordinator
             Catalytica Pharmaceuticals, Inc.
             Post Office Box 1887
             Greenville, North Carolina  27835-1887
             Facsimile No.:  252-707-3277

       All uncontested amounts not paid when due shall bear interest from the due date [CONFIDENTIAL TREATMENT REQUESTED], and Customer shall be responsible for reasonable attorneys' fees and expenses incurred by Catalytica in connection with the collection thereof.

                                    ARTICLE 9
                                     RECALLS

       Catalytica and Customer each shall notify the other promptly if any Batch of Product is alleged or proven to be the subject of a recall, market withdrawal or correction, and Customer shall promptly notify Catalytica of any recall in any country outside the Territory. The Parties shall cooperate in the handling and disposition of such recall, market withdrawal or correction including by way of example exchanging relevant data and, if applicable, relevant data from IDEC's licensee. In the event of a disagreement as to any matters related to such recall, market withdrawal or correction, other than the determination of who shall bear the costs as set forth in the immediately following sentence, Customer shall have final authority with respect to such matters, as described in the Quality Agreement. Customer shall bear the cost of all recalls, market withdrawals or corrections of Product unless such recall, market withdrawal or correction shall have been the result of Catalytica's negligence, willful misconduct or breach of this Agreement, in which case Catalytica shall bear the direct cost of administering such recall, market withdrawal or correction. [CONFIDENTIAL TREATMENT REQUESTED]. Customer shall maintain records of all sales of Product and customers sufficient to adequately administer a recall, market withdrawal or correction for a period of [CONFIDENTIAL TREATMENT REQUESTED] after termination or expiration of this Agreement. Customer shall in all events be responsible for interactions with FDA or other governmental authorities that conduct or request any recalls, market withdrawals or corrections with respect to the Product.

                                   ARTICLE 10
                                TERM; TERMINATION

       10.1 TERM. Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the Effective Date and shall continue for a period of [CONFIDENTIAL TREATMENT REQUESTED] (the "Initial Term").

       10.2 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time upon mutual written agreement between the Parties.

       10.3 TERMINATION FOR PRODUCT WITHDRAWAL OR FAILURE TO OBTAIN PRODUCT APPROVAL. Customer may terminate this Agreement (i) upon written notice given no later than [CONFIDENTIAL TREATMENT REQUESTED] after a Product recall under
Article 9 which is wholly or principally caused by Catalytica, or withdrawal of the Product from the

                                                CONFIDENTIAL TREATMENT REQUESTED

Territory caused by order of any applicable regulatory authority; or (ii) if Customer elects to permanently cease selling the Product in the Territory by providing written notice to Catalytica at least [CONFIDENTIAL TREATMENT REQUESTED] prior to the date of such termination; or (iii) immediately if Customer does not obtain Product Approval on or before [CONFIDENTIAL TREATMENT REQUESTED] after the Effective Date. Subject to Catalytica's express consent this Agreement shall be reinstated if Customer resumes sales of Product in the Territory during the Initial Term hereof.

       10.4 TERMINATION FOR DEFAULT. This Agreement may be terminated by either Party in the event of the material breach (including without limitation the occurrence of a Material Supply Failure) or default by the other Party of the terms and conditions hereof; provided, however, the other Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, the defaulting Party shall have [CONFIDENTIAL TREATMENT REQUESTED] to respond by curing such default [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] by delivering to the other Party a certificate that such breach is not capable of being cured within such [CONFIDENTIAL TREATMENT REQUESTED] and that the breaching Party is working diligently to cure such breach, but in no event shall the time period for curing such breach exceed an additional [CONFIDENTIAL TREATMENT REQUESTED], unless otherwise agreed to in writing by the Parties. If the breaching Party does not so respond or fails so to work diligently and to cure such breach within the additional time set forth above, then the other Party may either suspend the Agreement indefinitely or terminate the Agreement. Termination of this Agreement pursuant to this Section 10.4 shall not affect any other rights or remedies which may be available to the nondefaulting Party.

       10.5 TERMINATION FOR FORCE MAJEURE EVENT OR OTHER COURT ORDER OR INJUNCTION. Customer or Catalytica may terminate this Agreement in the event Catalytica or Customer are unable to substantially perform their respective obligations under this Agreement for a period of [CONFIDENTIAL TREATMENT REQUESTED] due to a Force Majeure Event, by providing written notice to the other Party at least [CONFIDENTIAL TREATMENT REQUESTED] prior to the date of such termination, or immediately in the event that any court enters an order, restraining order, or injunction in respect of, or in any action or proceeding related to or involving the Catalytica Property or Customer Property (as defined in Sections 15.1 and 15.2 below), which order or injunction purports to restrain Customer from selling the Product.

       10.6 BANKRUPTCY; INSOLVENCY. Either Party may terminate this Agreement upon the occurrence of either of the following:

       (a) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of [CONFIDENTIAL TREATMENT REQUESTED]; or

                                                CONFIDENTIAL TREATMENT REQUESTED

       (b) The filing by such Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

       (c) If an order for relief is entered pursuant to any bankruptcy petition filed by or against Catalytica, to the extent allowed by any and all Applicable Laws and Regulations, Customer shall have the immediate right to take possession of any of its equipment, to make copies of all development, manufacturing, packaging, labeling, storage, testing, distribution and related records then held by Catalytica, and upon express approval of the applicable court or administrative body to take possession of samples of any IDEC Ingredient or Product held for quality control or stability testing.

       10.7   EXPIRATION; TERMINATION; CONSEQUENCES.

       (a) Upon expiration or termination of this Agreement, whichever is sooner, [CONFIDENTIAL TREATMENT REQUESTED]

       (b) In addition, upon expiration or termination of this Agreement, [CONFIDENTIAL TREATMENT REQUESTED].

       (c) In the event this Agreement is terminated prior to its expiration, other than termination by Catalytica pursuant to Section 10.4 hereof, the [CONFIDENTIAL TREATMENT REQUESTED] set forth in Section 6.1 hereof shall be reduced proportionately for the Contract Year in which the Agreement is terminated.

       (d) In the event this Agreement is terminated or expires, Catalytica shall make immediately available to the Customer copies of all prior manufacturing and process development documents and records. Catalytica agrees to store the originals of such records in a safe and secure facility for at least [CONFIDENTIAL TREATMENT REQUESTED] after the expiration date of the last Batch manufactured by Catalytica. These rights of the Customer shall survive and continue after termination or expiration. Catalytica shall permit the FDA or other applicable governmental authorities access to such documents to the extent permitted by law.

       (e) Upon expiration or termination of this Agreement, the obligations of confidentiality and restrictions on use of Confidential Information under
Article 13 hereof shall survive for the period provided therein.

       (f) For a period of [CONFIDENTIAL TREATMENT REQUESTED] following expiration or termination of this Agreement, Catalytica shall make available to Customer for copying, from any drug and biologic master files, any non-confidential information of Catalytica specific to the Product, and that can be used by Customer to support any investigational studies or commercial marketing of such Products previously manufactured, packaged, labeled, and tested by Catalytica under this Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 11
                                     CLAIMS

       11.1 CLAIMS. In the event that any of the Product shall fail to conform with any warranty set forth herein relating to quality and/or the Specifications, Customer shall reject such Product by giving written notice to Catalytica not later than [CONFIDENTIAL TREATMENT REQUESTED] after Customer's receipt of such Product and related documentation as set forth in the Quality Agreement; any Product not rejected in accordance with the foregoing shall be deemed accepted by Customer and conforming unless the Customer has conducted at least one test on the applicable Batch of Product, or has requested in writing within such [CONFIDENTIAL TREATMENT REQUESTED] additional time to perform additional testing on the Product; which time shall not exceed an additional [CONFIDENTIAL TREATMENT REQUESTED], or such longer time period as may be agreed to by the Parties. Any notice given hereunder shall specify the manner in which the Product fails to meet such warranty or the Specifications. Guidelines for the resolution of disputed claims regarding conformity of a Batch of Products are set forth in the Quality Agreement. [CONFIDENTIAL TREATMENT REQUESTED]. If the nonconformity in properly rejected Product is otherwise caused by Catalytica's negligence, omission or willful misconduct, Catalytica shall [CONFIDENTIAL TREATMENT REQUESTED]. Notwithstanding the foregoing sentence, if Catalytica's negligence or willful misconduct causes loss of IDEC Ingredients or the [CONFIDENTIAL TREATMENT REQUESTED], Catalytica shall credit Customer's account for the Acquisition Cost and all labor and other costs associated with such IDEC Ingredients. If payment therefor has previously been made by Customer, Catalytica shall, [CONFIDENTIAL TREATMENT REQUESTED].

       11.2 DISPOSITION OF NONCONFORMING PRODUCT. In any case where Customer expects to make a claim against Catalytica with respect to damaged or otherwise nonconforming Product, Customer shall not dispose of such Product without written authorization and instructions of Catalytica either to dispose of the Product or to return the Product to Catalytica. If the Product is returned to Catalytica, all risk of loss and/or damage to such Product [CONFIDENTIAL TREATMENT REQUESTED].

       11.3 PRODUCT HOLDS/REJECTS/CLAIMS. Catalytica shall notify Customer [CONFIDENTIAL TREATMENT REQUESTED] of Product holds and/or rejects that have, or are expected to have, an impact on the manufacturing process and that will require, or are expected to require, Customer approval prior to resolution. Catalytica shall provide Customer notice of any Third Party complaint of which Catalytica receives notice. Such notification by Catalytica shall be in writing, and shall include an explanation of or the reasons for such holds and/or rejects.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 12
                                 INDEMNIFICATION

       12.1 INDEMNIFICATION BY CUSTOMER. Customer shall indemnify, defend and hold Catalytica, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or connected with Third Party claims relating to [CONFIDENTIAL TREATMENT REQUESTED].

       12.2   INDEMNIFICATION BY CATALYTICA. Except as otherwise provided in
Section 12.1 above, Catalytica shall indemnify, defend and hold Customer, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) resulting [CONFIDENTIAL TREATMENT REQUESTED].

       12.3 INDEMNIFICATION PROCEDURES. A Party (the "Indemnitee") which intends to claim indemnification under this Article 12 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; PROVIDED, HOWEVER, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. Prompt or reasonable notice shall depend on the nature of the claim and/or the circumstances but shall normally be considered as ten (10) business days from a Party's knowledge of such claim. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification. The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense and shall have the right to select counsel with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all developments in the matter. In no event shall the Indemnitor or Indemnitee compromise or settle any such matter without the prior written consent of the other Party, which shall not be bound by any such compromise or settlement absent its prior consent, which shall not be unreasonably withheld or delayed. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

       12.4   SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The provisions of this
Article 12 shall survive the expiration or termination of this Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED

       12.5   LIMITATION OF LIABILITY AND CLAIMS. [CONFIDENTIAL TREATMENT
REQUESTED]

       12.6 INSURANCE. The Parties shall provide each other, on request, documentation assuring that such Party maintains sufficient insurance coverage in amounts reasonably satisfactory to the other Party consistent with industry practices.

                                   ARTICLE 13
                                 CONFIDENTIALITY

       13.1 TREATMENT OF CONFIDENTIAL INFORMATION. Except as otherwise provided in this Article 13, during the Initial Term of this Agreement, including any renewals thereof, and for a period of [CONFIDENTIAL TREATMENT REQUESTED] thereafter:

       (a) Catalytica will retain in confidence, take reasonable efforts to maintain the confidentiality of, and use only for purposes of this Agreement any Confidential Information disclosed by Customer or on behalf of Customer to Catalytica under this Agreement; and

       (b) Customer will retain in confidence, take reasonable efforts to maintain the confidentiality of, and use only for purposes of this Agreement any Confidential Information disclosed by Catalytica or on behalf of Catalytica to Customer under this Agreement.

       13.2 RIGHT TO DISCLOSE. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any rights which survive termination or expiration hereof, each Party may disclose Confidential Information to its Affiliates, sublicensees, consultants, outside contractors, clinical investigators or other Third Parties on condition that such entities or persons agree in writing (a) to keep the Confidential Information confidential for the same time periods and to the same extent as each Party is required to keep the Confidential Information confidential and (b) to use the Confidential Information only for such purposes as such Party is entitled to use the Confidential Information. Each Party or its Affiliates or sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure
(i) is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to market commercially the Product, provided such Party is otherwise entitled to engage in such activities under this Agreement or (ii) is otherwise legally required.

       13.3 TERMINATION OF CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement between the Parties dated March 10, 1998 is hereby terminated. All Confidential Information disclosed by one Party to the other Party pursuant to such Confidentiality Agreement shall be deemed to have been disclosed hereunder and now subject to the terms and conditions of this Article 13.

                                                          CONFIDENTIAL TREATMENT

                                   ARTICLE 14
                              INTELLECTUAL PROPERTY

       14.1 CATALYTICA PROPERTY. Customer acknowledges that Catalytica possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise in the area of drug processing and manufacturing, which have been independently developed by Catalytica or its Affiliates without the benefit of any information provided by Customer (collectively "Catalytica Property"). Customer and Catalytica agree that any Catalytica Property or improvements thereto which are used, improved, modified or developed by Catalytica under or during the term of this Agreement are the product of Catalytica's technical expertise possessed and developed by Catalytica or its Affiliates prior to or during the performance of this Agreement and are the sole and exclusive property of Catalytica or its Affiliates, as the case may be.

       14.2 CUSTOMER PROPERTY. Catalytica acknowledges that Customer possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software and certain technical expertise and conceptual expertise in the area of drug development, which have been independently developed by Customer or its Affiliates without the benefit of any information provided by Catalytica (collectively "Customer Property"). Customer and Catalytica agree that any Customer Property or improvements thereto which are used, improved, modified or developed by Customer or its Affiliates prior to or during the term of this Agreement are the sole and exclusive property of Customer or its Affiliates, as the case may be.

       14.3 OWNERSHIP AND RIGHTS TO INVENTIONS AND TECHNOLOGY. Ownership of all inventions, technology and information, whether patentable or not (other than those described in Section 14.1, and 14.2 which shall be owned by Catalytica and Customer, respectively), shall be as follows: owned by Customer, if conceived, reduced to practice or created solely by Customer and/or its agents during the performance of this Agreement; or (b) owned by Catalytica, if conceived, reduced to practice or created solely by Catalytica and/or its agents during the performance of this Agreement; provided, however, Catalytica shall grant and hereby grants to Customer a royalty-free, non-exclusive, world-wide, irrevocable license to practice any such Catalytica-owned technology to manufacture the Product in Customer-owned or other facilities. If Catalytica's efforts under this Agreement result in inventions which are jointly owned by Catalytica and Customer because employees or agents for each of Catalytica and Customer make inventive contributions thereto, that is employees or agents of both Parties would be or are properly named as co-inventors under the laws of the United States on any patent application claiming such inventions, then each Party shall have full rights to exploit such jointly owned inventions for its own commercial purposes without any obligation to the other Party. Catalytica shall be responsible for the costs of filing, prosecution and maintenance for patents and patent applications on Catalytica's owned technology and inventions and the Parties shall share equally the patenting costs of any jointly owned inventions. In this regard, any decision to file for patent coverage on jointly owned inventions, shall be mutually agreed upon, and the Parties will select a mutually acceptable patent counsel to file and prosecute applications based on such joint inventions.

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 15
                                 FORCE MAJEURE

       15.1 EFFECTS OF FORCE MAJEURE. Except as expressly set forth below, neither Party shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement in case such failure or delay is due to any condition beyond the reasonable control of the affected Party including, without limitation, [CONFIDENTIAL TREATMENT REQUESTED] (a "Force Majeure Event"). Notwithstanding the foregoing, Customer shall be obligated hereunder to pay for Product received by Customer in accordance with the terms hereof, including without limitation of time for making any such payment. Except as provided below, such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, such Party shall promptly resume performance hereunder; PROVIDED, HOWEVER, if such Force Majeure Event continues for more than [CONFIDENTIAL TREATMENT REQUESTED], Customer may at its election [CONFIDENTIAL TREATMENT REQUESTED].

       15.2 NOTICE OF FORCE MAJEURE EVENT. In the event either Party is delayed or rendered unable to perform due to a Force Majeure Event, the affected Party shall give notice of the same and its expected duration to the other Party promptly after the occurrence of the cause relied upon, and upon the giving of such notice the obligations of the Party giving the notice will be suspended during the continuance of the Force Majeure Event; provided, however, such Party shall take commercially reasonable steps to remedy the Force Majeure Event with all reasonable dispatch. The requirement that the Force Majeure Event be remedied with all reasonable dispatch shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party.

                                   ARTICLE 16
                         LEGAL COMPLIANCE; AUTHORIZATION

       16.1 LEGAL COMPLIANCE. Each Party shall comply in all material respects with all Applicable Laws and Regulations governing the conduct of its business pursuant to this Agreement, including, but not limited to, the FD&C Act.

       16.2   AUTHORIZATION.

       (a) Catalytica hereby represents and warrants to Customer that all corporate action on the part of Catalytica and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Catalytica hereunder has been taken.

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                                                CONFIDENTIAL TREATMENT REQUESTED

       (b) Customer hereby represents and warrants to Catalytica that all requisite action on the part of Customer and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Customer hereunder has been taken.

                                   ARTICLE 17
                          PRESS RELEASES; USE OF NAMES

       17.1 PRESS RELEASES. Any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be submitted to the other Party prior to release for approval, which approval shall not be unreasonably withheld or delayed by such other Party.

       17.2 USE OF NAMES. Except as expressly provided or contemplated hereunder and except as otherwise required by applicable law, no right is granted pursuant to this Agreement to either Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of this Agreement. Neither Party shall disclose the existence and terms of this Agreement except as may be required by applicable law.

                                   ARTICLE 18
                            DISPUTE RESOLUTION; VENUE

       18.1 EXCLUSIONS. Section 18.2 below shall not apply to any disputes arising under Article 12 or Article 13 hereof.

       18.2 DISPUTE RESOLUTION. The Parties recognize that a BONA FIDE dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Such designated officers are as follows:

       For Customer   - [CONFIDENTIAL TREATMENT REQUESTED]

       For Catalytica - [CONFIDENTIAL TREATMENT REQUESTED]

       In the event the designated officers are not able to resolve such dispute within such thirty (30) day period, or such other period of time as the Parties may mutually agree in writing, each Party shall have the right to pursue any and all remedies available at law or in equity.

       18.3 VENUE. Any court proceeding initiated by one Party against the other Party with respect to this Agreement shall be commenced in the United States District Court for the Southern District of New York; PROVIDED, HOWEVER, if the court proceeding is brought as a third party action as part of a pending proceeding in a different venue, either Party may initiate such third party action against the other Party in such other venue.

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                                                          CONFIDENTIAL TREATMENT

                                   ARTICLE 19
                                  MISCELLANEOUS

       19.1 INDEPENDENT CONTRACTORS. The relationship between Customer and Catalytica is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between Customer and Catalytica. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

       19.2 CUSTOMER ASSISTANCE. To assist Catalytica in its performance of this Agreement, Customer shall provide Catalytica, in a timely fashion, with all relevant information, documentation and data (including without limitation any information, documentation and data relating to product safety and information, documentation and data, including BLA numbers, NDC codes, etc., reasonably requested by Catalytica and necessary for Catalytica to drug list the product) which is necessary or appropriate for Catalytica's performance hereunder. Customer shall cooperate with Catalytica in the performance of this Agreement and shall deal honestly and in good faith with Catalytica.

       19.3 ASSIGNMENT; SUBCONTRACTORS. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; PROVIDED, HOWEVER, either Party may, without such consent, assign this Agreement (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business of which this Agreement forms a part, (b) in the event of the merger or consolidation of a Party hereto with another company, or (c) to any Affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

       19.4 CONTINUING OBLIGATIONS. Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

       19.5 WAIVER. Neither Party's waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waive such Party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

       19.6 SEVERABILITY. Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or either Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the

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                                                CONFIDENTIAL TREATMENT REQUESTED

Parties, so long as enforcement of the remainder does not violate the Parties' overall intentions in this transaction.

       19.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

       19.8 CONSTRUCTION. This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party's being the drafter hereof or thereof.

       19.9 EXHIBITS, SCHEDULES AND ATTACHMENTS. Any and all exhibits, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

       19.10 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested, (b) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid or (c) facsimile (with the original promptly sent by any of the foregoing manners), and shall be deemed to have been given upon mailing or upon transmission by facsimile, as the case may be. Any such notices shall be addressed to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

       If to Catalytica:       Catalytica Pharmaceuticals, Inc.
                               Intersection US 13/NC 11 and US 264
                               Greenville, NC  27834
                               Attn: [CONFIDENTIAL TREATMENT REQUESTED]
                               Facsimile No.: [CONFIDENTIAL TREATMENT REQUESTED]

                               With a copy of legal notices to:
                               Company Secretary

                               Facsimile No.: [CONFIDENTIAL TREATMENT REQUESTED]

                                       27
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                                                CONFIDENTIAL TREATMENT REQUESTED

       If to Customer:         IDEC Pharmaceuticals Corporation
                               3030 Callan Road
                               San Diego, CA  92121
                               Attn: [CONFIDENTIAL TREATMENT REQUESTED]
                               Facsimile No.: [CONFIDENTIAL TREATMENT REQUESTED]

                               With copies of legal notices to:
                               Company Secretary

                               Facsimile No.: [CONFIDENTIAL TREATMENT REQUESTED]

       19.11 COUNTERPARTS. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed by both Parties hereto.

       19.12 GOVERNING LAW; ENTIRE AGREEMENT. The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. This Agreement constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement. No terms, conditions, understanding, or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing and signed by the Party to be bound. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any Purchase Order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

IDEC PHARMACEUTICALS CORPORATION     CATALYTICA PHARMACEUTICALS, INC.

By:  /s/ William H. Rohn             By:  /s/ Michael H. Thomas
     ---------------------------          ---------------------------

Title:  Chief Operations Officer     Title:  President & Chief Executive Officer
        ------------------------             -----------------------------------

Date:  August 8, 2001                Date:  August 8, 2001
       --------------                       --------------

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT 1

                       [CONFIDENTIAL TREATMENT REQUESTED]

                                       29
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                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT 2

                      DRUG PRODUCT COMPONENT SPECIFICATIONS

                       [CONFIDENTIAL TREATMENT REQUESTED]

                                       30
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                                                          CONFIDENTIAL TREATMENT

                                    EXHIBIT 3

                            PACKAGING SPECIFICATIONS

                                       31
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                                                CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT 3A

                        Primary Packaging Specifications

                       [CONFIDENTIAL TREATMENT REQUESTED]

                                       32
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                                                CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT 3B

                       Secondary Packaging Specifications

                       [CONFIDENTIAL TREATMENT REQUESTED]

                                       33
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                                                          CONFIDENTIAL TREATMENT

                                    EXHIBIT 4

                             PRODUCT SPECIFICATIONS

                                       34
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                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT 5

                                QUALITY AGREEMENT

                        [CONFIDENTIAL TREATMENT REQUESTED]

                                       35